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                                                                    EXHIBIT 99.1

                        [AT&T LATIN AMERICA LETTERHEAD]


           AT&T LATIN AMERICA SIGNS $298 MILLION EQUIPMENT FINANCING
                        FACILITY WITH STRATEGIC VENDORS


MIAMI, Florida (January 9, 2002) - AT&T LATIN AMERICA CORP. (Nasdaq: ATTL), a facilities-based provider of integrated high-bandwidth business communications services and operations in five Latin American countries, signed agreements for $298 million in senior financing with its strategic vendors Cisco Systems Inc., Lucent Technologies Inc. and Nortel Networks.

Interim bridge notes issued by AT&T Latin America for approximately $70 million of equipment purchases previously made from the vendors will be rolled into the long term vendor credit facility on the effective date, scheduled for first quarter 2002. The effective date is subject to certain customary conditions including implementation of the collateral package.

"This vendor financing represents a key element of ATTL's capital plan. We are extremely pleased to be enhancing our already close working partnership with our strategic vendors, and for their continued support of ATTL," said Patricio
E. Northland, president and CEO of AT&T Latin America. "The vendor financing provides ATTL with additional capital to consolidate its existing foothold in Latin America and capture a greater share of our addressable market by extending our state-of-the-art private IP/ATM network in the region's major business centers."

ABOUT AT&T LATIN AMERICA CORP.

AT&T Latin America Corp. (NASDAQ: ATTL) is a U.S.-based, autonomous facilities-based provider of integrated high-bandwidth business communications services and solutions with operations in Argentina, Brazil, Chile, Columbia and Peru. As of September 30, 2001 the company reported approximately 1,900 employees, providing advanced last-mile voice and data connectivity in key business markets in five countries, AT&T Latin America's high-speed fiber network reached more than 7,000 total route kilometers or approximately 200,000 fiber kilometers, covering 14 major metropolitan areas. The company offers broadband communications services including data, Internet, voice, video-conferencing and electronic commerce services. AT&T Latin America is the first Latin America-focused communications services
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AT&T LATIN AMERICA SIGNS $298 VENDOR FINANCING FACILITY
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provider to offer a national, pan-regional and international, IP/ATM single-architecture broadband network. For more information, visit AT&T Latin America's website at www.attla.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release includes "forward-looking statements" which are based on management's beliefs as well as on a number of assumptions concerning future events made by and information currently available to management. Readers are cautioned not to put undue reliance on these forward-looking statements, which are not a guarantee of performance. The statements involve known and unknown risks and uncertainties, many of which are outside of AT&T Latin America's control that may cause its actual results or outcomes to materially differ from such statements. The risks and uncertainties include but are not limited to inaccurate forecasts of customer or market demand; the rate of expansion of AT&T Latin America's networks and customer base; changes in communications technology and/or the pricing of competitive products and services; highly competitive market conditions; access to financing on acceptable terms and conditions; loss of one or more important customers; acquisitions by AT&T Latin America and the ability to integrate successfully any acquired businesses or technologies into its operations; changes in or developments under laws, regulations and licensing requirements in the countries in which AT&T Latin America operates; its ability to obtain and retain rights of ways and permits necessary for the maintenance and expansion of its networks; volatility of its stock price; currency fluctuations; changes in economic and political conditions in the countries in which it operates; and other risks and uncertainties described in the company's filings with the Securities and Exchange Commission which readers are urged to read carefully in assessing the forward-looking statements contained in this press release. These statements are made as of the date of this press release, and AT&T Latin America undertakes no obligation to update or revise them, whether as a result of new information, future events or otherwise.


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